Exhibit 20.1

ACKNOWLEDGMENT OF SPECIAL SERVICER

July 1, 2015

Deutsche Bank Trust Company Americas, as Trustee for the registered holders of Citigroup Commercial Mortgage Trust 2015-GC27, Commercial Mortgage

Pass-Through Certificates, Series 2015-GC27

1761 East St. Andrew Place

Santa Ana, California 92705-4934

Attention: Trust Administration – CI1527

Fax No.: (714) 247-6022

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Paul Vanderslice

Fax No.: (212) 723-8599

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 7th Floor

New York, New York 10013

Attention: Richard Simpson

Fax No.: (646) 328-2943

E-mail: richard.simpson@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax No.: (646) 862-8988

E-mail: ryan.m.oconnor@citi.com

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax No.: (913) 253-9001

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax No.: (816) 412-9338

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

MAC D1086

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attention: CGCMT 2015-GC27 Asset Manager

Fax No.: (704) 715-0036

Wells Fargo Bank, National Association,

Legal Department

301 South College Street

TW-30, D1053-300

Charlotte, North Carolina 28202-6000

Attention: Commercial Mortgage Servicing Legal Support

Fax No.: (704) 383-3663

K&L Gates LLP

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Fax No.: (704) 353-3190

Park Bridge Lender Services LLC

560 Lexington Avenue, 17th floor

New York, New York 10022

Attention: CGCMT 2015-GC27 — Surveillance Manager

E-mail: cmbs.notices@parkbridgefinancial.com

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Citibank Agency & Trust - CGCMT 2015-GC27

Fax No.: (212) 816-5527

Wilmington Trust, National Association, as Trustee on behalf of

Wells Fargo Commercial Mortgage Trust 2015-C27, as Companion Loan Holder

with respect to the Boca Hamptons Plaza Portfolio Companion Loan

1100 North Market Street

Wilmington, Delaware 19890

Attention: WFCM 2015-C27

Wells Fargo Commercial Mortgage Securities, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue, 2nd Floor

J0127-023

New York, New York 10152

Attention: A.J. Sfarra

Jeff D. Blake, Esq.

Wells Fargo Law Department

D1053-300

301 South College St.

Charlotte, North Carolina 28288

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

1901 Harrison Street

Oakland, California 94612

Attention: WFCM 2015-C27 Asset Manager

Fax No.: (866) 661-8969

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

MAC D1086-120

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attention: WFCM 2015-C27

Fax No: (704) 715-0036

Wells Fargo Bank, National Association

Legal Department

301 S. College St.

TW-30

Charlotte, North Carolina 28288-0630

Attention: Commercial Mortgage Servicing Legal Support

Reference: WFCM 2015-C27

Rialto Capital Advisors, LLC

790 NW 107th Avenue, 4th Floor

Miami, Florida 33172

Attention: Liat Heller, Jeff Krasnoff, Niral Shah and Adam Singer

Fax No.: (305) 229-6425

Trimont Real Estate Advisors, Inc.

3424 Peachtree Road, NE, Suite 2200

Atlanta, Georgia 30326

Attention: J. Gregory Winchester

Fax No.: (404) 420-5610

E-mail: trustadvisor@trimontrea.com

McKenna Long & Aldridge LLP

303 Peachtree Road, Suite 5300

Atlanta, Georgia 30308

Attention: Patrick M. McGeehan

Fax No.: (404) 527-4198

E-mail: pmcgeehan@mckennalong.com

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services WFCM 2015-C27

Re:	Citigroup Commercial Mortgage Trust 2015-GC27, Commercial Mortgage Pass-Through Certificates, Series 2015-GC27

Ladies and Gentlemen:

Pursuant to Section 6.08 of the Pooling and Servicing Agreement, dated as of February 1, 2015, relating to Citigroup Commercial Mortgage Trust 2015-GC27, Commercial Mortgage Pass-Through Certificates, Series 2015-GC27 (the “Agreement”), the undersigned hereby agrees with all of the other parties to the Agreement that the undersigned shall, effective on and after the date hereof, serve as the Special Servicer under the Agreement with respect to the Boca Hamptons Plaza Portfolio Loan Combination. As of the date hereof, the undersigned hereby assumes all of the responsibilities, duties and liabilities of the Special Servicer under the Agreement with respect to the Boca Hamptons Plaza Portfolio Loan Combination (including, without limitation, the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the Agreement with respect to the Boca Hamptons Plaza Portfolio Loan Combination) arising on and after the date hereof, and hereby acknowledges and agrees that it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of the Special Servicer with respect to the Boca Hamptons Plaza Portfolio Loan Combination. The undersigned hereby confirms that it satisfies all of the eligibility requirements applicable to special servicers contained in the Agreement and in the Boca Hamptons Plaza Portfolio Co-Lender Agreement. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06(a) of the Agreement mutatis mutandis, with the following corrections with respect to type of entity and jurisdiction of organization: Rialto Capital Advisors, LLC is a limited liability company, organized and existing in good standing under the laws of the State of Delaware. Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

Any communications pursuant to the Agreement to Rialto Capital Advisors, LLC, as Special Servicer with respect to the Boca Hamptons Plaza Portfolio Loan Combination shall be addressed as follows: Rialto Capital Advisors, LLC, 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172, Attention: Liat Heller, facsimile number: (305) 229-6425, e-mail: liat.heller@rialtocapital.com; with copies to 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172, Attention: Jeff Krasnoff, facsimile number (305) 229 6425, e-mail: jeff.krasnoff@rialtocapital.com, Attention: Niral Shah, facsimile number (305) 229 6425, email: niral.shah@rialtocapital.com, and Attention: Adam Singer, facsimile number (305) 229 6425, email: adam.singer@rialtocapital.com.

RIALTO CAPITAL ADVISORS, LLC, a Delaware limited liability company

By:	/s/ Adam Singer
Name:	Adam Singer
Title:	Vice President

4